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EXHIBIT 10.32

                      SECOND AMENDMENT TO CREDIT AGREEMENT

      THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 28, 2006, by and between EMRISE CORPORATION, a Delaware corporation ("Borrower), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

      WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of September 1, 2005, as amended from time to time ("Credit Agreement");

      WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes;

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

      1. The first sentence of Section 1.1(a) is hereby amended by adding at the end thereof, before the period, the following phrase: "and the working capital requirements of two of Borrower's subsidiaries, RO Associates, Incorporated and CXR Larus Corporation".

      2. Section 1.1(b) is hereby amended and restated in its entirety to read as follows:

            "(b) INITIAL LIMITATION ON BORROWINGS: CONVERSION TO FORMULA LINE OF CREDIT. If at any time aggregate outstanding borrowings under the Line of Credit exceed Three Million Dollars ($3,000,000.00) (a "Conversion Event"), the Line of Credit shall be immediately converted to a formula-based Line of Credit as set forth herein. Immediately upon the occurrence of a Conversion Event and continuing up to and including such time as a Reconversion Event (as such term is defined in Section 1.1(c) below), if any, occurs hereunder, outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of eighty percent (80%) of the eligible accounts receivable of Borrower, RO Associates, Incorporated and CXR Larus Corporation (collectively, the "Borrowing Base Parties") plus thirty percent (30%) of the value of the Borrowing Base Parties' finished goods inventory (exclusive of work in process and inventory which is obsolete, unsaleable, damaged, consigned or offsite items), with value defined as the lower of cost or market value. All of the foregoing shall be determined by Bank upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as Bank may from time to time require. Borrower acknowledges that said borrowing base was established by Bank with the understanding that, among other items, the aggregate of all returns, rebates, discounts, credits and allowances for the immediately preceding three (3) months at all times shall be less than five percent (5%) of the Borrowing Base Parties' gross sales for said period. If such dilution of the Borrowing Base Parties' accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of the Borrowing Base Parties' gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of any of the Borrowing Base Parties' accounts, Bank, in its sole discretion, may reduce the foregoing advance rate against eligible accounts receivable to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against the Borrowing Base Parties' eligible accounts receivable.




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             As used herein, "eligible accounts receivable" shall consist solely of trade accounts created in the ordinary course of a Borrowing Base Party's business, upon which such Borrowing Base Party's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Bank has a perfected security interest of first priority, and shall not include:

            (i)   any account which is more than sixty-one (61) days past due;

            (ii) that portion of any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

            (iii) any account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof (except accounts which represent obligations of the United States government and for which the assignment provisions of the Federal Assignment of Claims Act, as amended or recodified from time to time, have been complied with to Bank's satisfaction);

            (iv) any account which represents an obligation of an account debtor located in a foreign country;

            (v) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of a Borrowing Base Party;

            (vi) that portion of any account, which represents interim or progress billings or retention rights on the part of the account debtor;

            (vii) any account which represents an obligation of any account debtor when twenty percent (20%) or more of a Borrowing Base Party's accounts from such account debtor are not eligible pursuant to (1) above;

            (viii) that portion of any account from an account debtor which represents the amount by which a Borrowing Base Party's total accounts from said account debtor exceeds twenty-five percent (25%) of such Borrowing Base Party's total accounts;

            (ix) any account deemed ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory."

      3. Section 1.1(c) is hereby amended and restated in its entirety to read as follows:

            "(c) RECONVERSION TO NON-FORMULA LINE OF CREDIT. If, following a Conversion Event, aggregate outstanding borrowings under the Line of Credit at any time are equal to or less than Three Million Dollars ($3,000,000.00) (a "Reconversion Event"), the Line of Credit shall be reconverted immediately to a non-formula based Line of Credit until such time as a Conversion Event, if any, shall occur hereunder."




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      4.    Section 1.4 is hereby amended by adding after the first paragraph thereof the following new second paragraph:

            "As security for all indebtedness of Borrower to Bank subject hereto, Borrower shall cause each of RO Associates, Incorporated and CXR Larus Corporation to grant to Bank security interests of first priority in all of each of their accounts receivable and other rights to payment, general intangibles, inventory and equipment."

      5. Section 1.5. is hereby amended and restated in its entirety to read as follows:

            "SECTION 1.5. GUARANTIES. All indebtedness of Borrower to Bank shall be guaranteed jointly and severally by CXR Larus Corporation (formerly known as CXR Telcom Corporation) and EMRISE Electronics Corporation in the principal amount of Nine Million Dollars ($9,000,000.00) each, as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank."

      6. Section 4.3.(a) is hereby amended and restated in its entirety to read as follows:

            "(a) not later than 120 days after and as of the end of each fiscal year, a consolidated and consolidating audited copy of Borrower's 10K report filed with the Securities Exchange Commission and financial statements of Borrower, CXR Larus Corporation and EMRISE Electronics Corporation, prepared by a certified public accountant acceptable to Bank, to include a balance sheet, statements of income, retained earnings and cash flow, together with all supporting schedules and footnotes;"

      7. Section 4.9 is hereby amended by adding after the word "condition" the phrase "on a consolidated basis".

      8. Section 5.3 is hereby amended and restated in its entirety to read as follows:

            "SECTION 5.3. ACQUISITIONS. Acquire, or permit any of its subsidiaries to acquire, all or substantially all of the assets, business, stock, partnership interests or membership interests of any person or entity, or acquire, or permit any of its subsidiaries to acquire, any corporation, partnership, limited liability company or other entity through a merger or consolidation in which the surviving entity is Borrower or any such subsidiary, except for Permitted Acquisitions. As used herein, a "Permitted Acquisition" means any such acquisition, merger or consolidation which satisfies all of the following conditions, as determined by Bank In its sole discretion:

            (a) the purpose of such acquisition, merger or consolidation shall be to acquire a business in a similar or related line of business to that of Borrower or one of Borrower's subsidiaries;

            (b) Bank shall have received from Borrower or such subsidiary of Borrower such information regarding the terms and conditions of such acquisition, merger or consolidation as it shall reasonably require;

            (c) at the time of such acquisition, merger or consolidation, the entity whose stock, assets or business shall be acquired by, merged into or with, or consolidated with Borrower or such subsidiary of Borrower shall be profitable and accretive to Borrower's or such subsidiary's earnings;




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            (d)   Borrower shall provide to Bank a certification from one of
      Borrower's senior financial officers, in form and substance satisfactory to Bank, certifying that after giving effect to such acquisition, merger or consolidation, no covenant of this Agreement shall be violated; and

            (e) such acquisition, merger or consolidation shall comply with all applicable laws."

      9. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

      10. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

EMRISE CORPORATION                      WELLS FARGO BANK
                                        NATIONAL ASSOCIATION

By: /s/ Randolph D. Foote               By: /s/ Matthew S. Thomson
    -------------------------------         ------------------------------------
    Randolph D. Foote,                      Matthew S. Thomson
    Vice President                          Relationship Manager